Exhibit 99.1

Apple Hospitality REIT, Inc. Announces Dates for
Second Quarter Earnings Release and Conference Call

Richmond, VA – July 14, 2015 – Apple Hospitality REIT, Inc. (NYSE: APLE) (“Apple Hospitality” or the “Company”) today announced that it plans to report financial results for the second quarter of 2015 after the market closes on Thursday, August 6, 2015, and host a conference call for investors and interested parties on Friday, August 7, 2015, at 9:00 AM ET, to discuss the results.

The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. should dial (877) 407-9039, and participants from outside the U.S. should dial (201) 689-8470. Participants may also access the call via live webcast by visiting the investor information section of the Company's website at ir.applehospitalityreit.com.

A replay of the call will be available from approximately 12:00 p.m. Eastern Time on August 7, 2015, through midnight Eastern Time on August 21, 2015. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13612259. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.
Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest portfolios of upscale, select service hotels in the United States. As of March 31, 2015, the Company’s portfolio consisted of 173 hotels, with 22,003 guestrooms, diversified across the Hilton® and Marriott® families of brands with locations in urban, high-end suburban and developing markets across 32 states. For more information, please visit www.applehospitalityreit.com.

Contact:
Apple Hospitality REIT, Inc.
Kelly Clarke, Director of Investor Services
804‐727‐6321
kclarke@applereit.com